Exhibit 99.1

COMCAST ANNOUNCES FINAL RESULTS FOR Pool 1 DEBT EXCHANGE OFFERS AND Pool 1 CASH OFFERS

Philadelphia, Pennsylvania, October 1, 2025 - Comcast Corporation (Nasdaq: CMCSA)

Exchange Offers

Comcast Corporation (Nasdaq: CMCSA) (“Comcast”) today announced the final results of its five separate private offers to exchange (collectively, the “Pool 1 Exchange Offers”) any and all of the outstanding series of notes listed in the table below (collectively, the “Pool 1 Notes”) in exchange for newly issued 5.168% Notes due 2037 (the “New 2037 Notes”), on the terms and subject to the conditions set forth in the Offering Memorandum dated September 22, 2025 (the “Offering Memorandum”), the eligibility certification and the accompanying exchange offer notice of guaranteed delivery (which, together with the Offering Memorandum and the eligibility certification, constitute the “Exchange Offer Documents”). Unless otherwise defined herein, capitalized terms related to the Pool 1 Exchange Offers used under the heading “Exchange Offers” have the respective meanings assigned thereto in the Exchange Offer Documents.

The Pool 1 Exchange Offers expired at 5:00 p.m. (Eastern time) on September 26, 2025 (the “Pool 1 Exchange Offer Expiration Date”). The “Pool 1 Exchange Offer Settlement Date” with respect to the Pool 1 Exchange Offers is expected to be October 2, 2025.

The table below indicates, among other things, the aggregate principal amount of each series of Pool 1 Notes that Comcast is accepting in connection with Comcast’s offer to exchange any and all of its outstanding notes listed below for the New 2037 Notes:

Pool 1 Notes

Acceptance Priority Level	Title of Series of Pool 1 Notes to be Exchanged	CUSIP	Principal Amount Outstanding	Aggregate Principal Amount Tendered for Exchange and Accepted
1	5.350% Notes due 2027	20030N EA5	$750,000,000	$79,663,000
2	3.150% Notes due 2028	20030N CA7	$1,650,000,000	$226,822,000
3	3.550% Notes due 2028	20030N CH2	$1,000,000,000	$130,203,000
4	3.300% Notes due 2027	20030N DK4	$800,000,000	$133,867,000
5	5.100% Notes due 2029	20030N EH0	$750,000,000	$119,714,000

On the terms and subject to the conditions set forth in the Offering Memorandum, Comcast expects to issue approximately $692 million aggregate principal amount of New 2037 Notes; as such, Comcast considers the New 2037 Notes Minimum Condition (as defined in the Offering Memorandum) and New Notes Capacity Condition (as defined in the Offering Memorandum) satisfied for the purpose of the Pool 1 Exchange Offers.

Comcast today also announced that certain customary conditions to the Pool 1 Exchange Offers, including the absence of certain adverse legal and market developments, have been satisfied with respect to each series of Pool 1 Notes, and the Cash Offer Completion Condition (as defined in the Offering Memorandum) has been satisfied for each series of Pool 1 Notes.

If and when issued, the New 2037 Notes will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Therefore, the New 2037 Notes may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Comcast will enter into a registration rights agreement with respect to the New 2037 Notes.

Global Bondholder Services Corporation is acting as the Information Agent and the Exchange Agent for the Pool 1 Exchange Offers. Questions or requests for assistance related to the Pool 1 Exchange Offers or for additional copies of the Exchange Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Pool 1 Exchange Offers. The Exchange Offer Documents can be accessed at the following link: https://gbsc-usa.com/eligibility/comcast.

Cash Offers

Comcast today announced the final results of its five separate private offers to purchase for cash (the “Pool 1 Cash Offers” and, together with the Pool 1 Exchange Offers, the “Pool 1 Offers”) any and all of each series of Pool 1 Notes, on the terms and subject to the conditions set forth in the Offer to Purchase dated September 22, 2025 (the “Offer to Purchase”), the certification instructions letter (the “Certification Instructions Letter”) and the accompanying cash offer notice of guaranteed delivery (which, together with the Offer to Purchase and the Certification Instructions Letter, constitute the “Tender Offer Documents”). Only holders who were not Exchange Offer Eligible Holders (as defined below) were eligible to participate in the Pool 1 Cash Offers (“Cash Offer Eligible Holders”).

The Pool 1 Cash Offers expired at 5:00 p.m. (Eastern time) on September 26, 2025 (the “Pool 1 Cash Offer Expiration Date”). The “Pool 1 Cash Offer Settlement Date” with respect to the Pool 1 Cash Offers is expected to be October 2, 2025.

Unless otherwise defined herein, capitalized terms used under the heading “Cash Offers” related to the Pool 1 Cash Offers have the respective meanings assigned thereto in the Tender Offer Documents.

The table below indicates, among other things, the aggregate principal amount of each series of Pool 1 Notes that Comcast is accepting in connection with Comcast’s offer to purchase any and all of the Pool 1 Notes:

Acceptance Priority Level	Title of Series of Pool 1 Notes	CUSIP	Principal Amount Outstanding	Aggregate Principal Amount Tendered for Purchase and Accepted
1	5.350% Notes due 2027	20030N EA5	$750,000,000	$41,510,000
2	3.150% Notes due 2028	20030N CA7	$1,650,000,000	$125,099,000
3	3.550% Notes due 2028	20030N CH2	$1,000,000,000	$85,062,000
4	3.300% Notes due 2027	20030N DK4	$800,000,000	$27,157,000
5	5.100% Notes due 2029	20030N EH0	$750,000,000	$29,654,000

Comcast today announced that the Exchange Offer Completion Condition (as defined in the Offer to Purchase) has been satisfied for each series of Pool 1 Notes accepted for purchase and all other conditions to the Pool 1 Cash Offers, including the Maximum Total Consideration Condition (as defined in the Offer to Purchase) described in the Offer to Purchase, including the absence of certain adverse legal and market developments, have been satisfied with respect to each series of Pool 1 Notes.

Global Bondholder Services Corporation is acting as the Information Agent and the Tender Agent for the Pool 1 Cash Offers. Questions or requests for assistance related to the Pool 1 Cash Offers or for additional copies of the Tender Offer Documents may be directed to Global Bondholder Services Corporation at (212) 430-3774. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Pool 1 Cash Offers. The Tender Offer Documents can be accessed at the following link: https://www.gbsc-usa.com/comcast

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase any of the securities described herein. The Pool 1 Exchange Offers are being made solely pursuant to the Offering Memorandum and related documents and the Pool 1 Cash Offers are being made solely pursuant to the Offer to Purchase and related documents. The Pool 1 Offers are not being made to holders of Pool 1 Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Pool 1 Offers to be made by a licensed broker or dealer, the Pool 1 Offers will be deemed to be made on behalf of Comcast by the dealer managers or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

The Pool 1 Offers are only being made, and the New 2037 Notes are only being offered and will only be issued, and copies of the Exchange Offer Documents were only made available, to holders of Pool 1 Notes (1) that are either (a) “qualified institutional buyers,” or “QIBs,” as that term is defined in Rule 144A under the Securities Act, in a private transaction in reliance upon an exemption from the registration requirements of the Securities Act or (b) persons other than “U.S. persons,” as that term is defined in Rule 902 under the Securities Act, in offshore transactions in reliance upon Regulation S under the Securities Act, or a dealer or other professional fiduciary organized, incorporated or (if an individual) residing in the United States holding a discretionary account or similar account (other than an estate or a trust) for the benefit or account of a non-“U.S. person,” and (2) (a) if located or resident in any Member State of the European Economic Area, who are persons other than “retail investors” (for these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a “qualified investor” as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”)), and consequently no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the New 2037 Notes or otherwise making them available to retail investors in the European Economic Area has been prepared and therefore offering or selling the New 2037 Notes or otherwise making them available to any retail investor in the European Economic Area may be unlawful under the PRIIPs Regulation; (b) if located or resident in the United Kingdom, who are persons other than “retail investors” (for these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (“EUWA”); or (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in the Prospectus Regulation as it forms part of domestic law by virtue of the EUWA), and consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the New 2037 Notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the New 2037 Notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation; or (c) if located or resident in a province of Canada, who are “accredited investors” as such term is defined in National Instrument 45-106 – Prospectus Exemptions, and, if resident in Ontario, section 73.3(1) of the Securities Act (Ontario), in each case, that are not individuals unless that person is also a “permitted client” as defined in National Instrument 31-103 – Registration Requirements, Exemptions and Ongoing Registrant Obligations (the “Exchange Offer Eligible Holders”). Only Exchange Offer Eligible Holders who completed and returned the eligibility certification are authorized to receive or review the Offering Memorandum or to participate in the Pool 1 Exchange Offers. For Canadian Eligible Holders tendering Pool 1 Notes, such participation is also conditioned upon the receipt of beneficial ownership information, including a completed certification form which is required if tendering Pool 1 Notes. There is no separate letter of transmittal in connection with the Offering Memorandum.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements. Readers are cautioned that such forward-looking statements involve risks and uncertainties that could cause actual events or our actual results to differ materially from those expressed in any such forward-looking Statements. Readers are directed to Comcast’s periodic and other reports filed with the Securities and Exchange Commission and the “Risk Factors” contained in the Offering Memorandum and the Offer to Purchase for a description of such risks and uncertainties. We undertake no obligation to update any forward-looking statements.

Investor Contacts:
Marci Ryvicker (215) 286-4781
Jane Kearns (215) 286-4794
Marc Kaplan (215) 286-6527

Press Contacts:
Jennifer Khoury (215) 286-7408
John Demming (215) 286-8011

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